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                                                                     Exhibit 3.1


                         CERTIFICATE OF INCORPORATION

                                      OF

                                DRIL-QUIP, INC.



    FIRST:    The name of the corporation is Dril-Quip, Inc.
(the "Corporation").

    SECOND:   The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD:    The purpose of the corporation is to engage in, carry on and conduct any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

    FOURTH:   The aggregate number of shares of capital stock that the
Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $0.01 per share ("Common Stock"). Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the Corporation. Shares of Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation may from time to time determine. In the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

    FIFTH:    The name and mailing address of the incorporator are as
follows:

               Name                      Mailing Address
               ----                      ---------------

               Kelly B. Rose             3000 One Shell Plaza
                                         910 Louisiana
                                         Houston, Texas  77002-4995
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    SIXTH:    The powers of the incorporator shall terminate upon the
filing of this Certificate of Incorporation and the name and mailing address of the persons to serve as directors of the Corporation until the first annual meeting of the stockholders or until their successors are duly elected and qualified are:

               Name                      Mailing Address
               ----                      ---------------

               Larry E. Reimert          13550 Hempstead Highway
                                         Houston, Texas 77040

               Gary D. Smith             13550 Hempstead Highway
                                         Houston, Texas 77040

               J. Mike Walker            13550 Hempstead Highway
                                         Houston, Texas 77040

               Gary W. Loveless          13550 Hempstead Highway
                                         Houston, Texas 77040


    SEVENTH: (1) In General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. In addition to the authority and powers conferred upon the Board of Directors of the Corporation by the DGCL or by the provisions of this Certificate of Incorporation, the Board of Directors of the Corporation is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders of the Corporation.

              (2) Number, Election and Terms of Directors. The number of directors that shall constitute the whole Board of Directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Each director shall hold office for the full term for which such director is elected and until such director's successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

    EIGHTH:   The Board of Directors of the Corporation is expressly
empowered to adopt, amend or repeal the Bylaws of the Corporation.

    NINTH:    A director of the Corporation shall not be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, as the same exists or hereafter may be amended, supplemented or replaced or (d) for any transaction from which the director

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derived an improper personal benefit. If the DGCL is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                               *       *       *

    I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, hereby declaring that this is my act and deed, and that the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of August, 1997.

                                    /S/ Kelly B. Rose
                                    _______________________________
                                    Kelly B. Rose

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